UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 1, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously disclosed on March 15, 2024, APLD – Rattlesnake Den I LLC (“Rattlesnake Den I”), a Delaware limited liability company and a subsidiary of Applied Digital Corporation, a Nevada corporation (the “Company”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Mara Garden City LLC (“Mara Garden City”), a Delaware limited liability company and a subsidiary of Marathon Digital Holdings, Inc. (“Marathon”), pursuant to which Rattlesnake Den I agreed to sell to Mara Garden City its data center facility (the “Facility”) located in Garden City, Texas (the “Transaction”) consisting of the ground leasehold estate and interest held under the Ground Lease dated April 13, 2022 between Rattlesnake Den I, as tenant, and EDB, Ltd., a Texas limited liability company, as landlord, related to approximately 50 acres in Glasscock County, Texas and related tangible and intangible property and improvements.
On April 1, 2024, the Transaction was consummated pursuant to the terms of the Purchase and Sale Agreement (the “Closing”). The purchase price payable by Mara Garden City to Rattlesnake Den I under the terms of the Purchase and Sale Agreement is $87,328,675 (the “Purchase Price”), plus additional consideration of $9,971,235 received by the Company at Closing in connection with the surrender of Marathon’s security deposits under its existing agreements with the Company.
The Purchase and Sale Agreement contains customary post-Closing obligations. In addition, in the event the full intended additional megawatt energization for the Facility is not conditionally approved by the applicable regulatory authority within 120 days of the Closing, the Purchase Price is subject to a reduction of up to $34,000,000, depending on the amount of the conditionally approved additional megawatt energization.
The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 15, 2024 and is incorporated by reference herein. The representations, warranties and covenants contained in the Purchase and Sale Agreement were made only for purposes of such agreement and as of a specific date, are solely for the benefit of the parties to the Purchase and Sale Agreement and may be subject to limitations agreed upon by the contracting parties.
The unaudited pro forma financial information of the Company, including the unaudited Pro Forma Condensed Consolidated Balance Sheet as of November 30, 2023, Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months ended November 30, 2023 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended May 31, 2023, in each case giving effect to the Transaction, is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma financial information
The unaudited pro forma financial information of the Company giving effect to the Transaction is included as Exhibit 99.1.
(d) Exhibits.

Exhibit No.	Description

99.1	Pro Forma Financial Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	April 5, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer